Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2008, accompanying the consolidated financial statements and schedules included in the Annual Report of Med-Emerg International Inc. on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Med-Emerg International Inc. on Forms S-3 (File No. 33-3125360, effective May 31, 2005) and S8 (File No. 33-332550, effective March 15, 2000).

Mississauga, Canada	/s/ GRANT THORNTON LLP
March 24, 2008	Chartered Accountants
Licensed Public Accountants